Exhibit 99.1

HEARTWARE LIMITED ABN 34 111 970 257
Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Ph: (+61 2) 9238 2064 Fax: (+61 2) 9238 2063 www.heartware.com.au
Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000
17 September 2008
By e-lodgement
AUSTRALIAN FEDERAL COURT ORDERS SCHEME MEETINGS TO VOTE ON PROPOSED
REDOMICILIATION OF THE HEARTWARE GROUP FROM AUSTRALIA TO THE UNITED
STATES OF AMERICA
The Directors of HeartWare Limited (Company) today announced that they have received approval from the Australian Federal Court to convene meetings of the Company’s shareholders, optionholders and performance rights holders (collectively the Security Holders) to vote on the proposed redomiciliation of the HeartWare Group from Australia to the United States of America (Proposed Transaction) as announced to ASX on 16 May 2008.
The Proposed Transaction will be implemented by way of three separate schemes of arrangement between the Company and its shareholders (Share Scheme), optionholders (Option Scheme) and performance rights holders (Performance Rights Scheme).
The scheme meetings will be held on 22 October 2008 in the Adelaide Room, Sofitel Sydney Wentworth Hotel, 61-101 Phillip Street, Sydney. Details of the times for commencement of the scheme meetings are as follows:
•	the Share Scheme meeting will commence at 10.00am;

•	the Option Scheme meeting will be held immediately following the Share Scheme meeting and will commence at approximately 10.30am; and

•	the Performance Rights Scheme meeting will be held immediately following the Option Scheme meeting and will commence at approximately 11.00am
(Scheme Meetings).
An Extraordinary General Meeting to approve a new employee incentive scheme for HeartWare International, Inc will also be held immediately following the Performance Rights Scheme meeting and is anticipated to commence at approximately 11.30am.

An Information Memorandum containing details of the schemes of arrangement and other important information for Security Holders, including an Independent Expert’s Report, tax implications of the Proposed Transaction and details of the resolution to be proposed at the Extraordinary General Meeting will be mailed to Security Holders on or about 22 September 2008.
The Board of Directors has appointed BDO Kendalls Corporate Finance (QLD) Limited (BDO) as an independent expert to assess whether the schemes are in the best interests of Security Holders. BDO has concluded that the schemes are in the best interests of Security Holders (excluding ineligible overseas shareholders (being those located outside of Australia, the United States and New Zealand), in respect of which BDO have not provided an opinion).
The Board of Directors consider that the Share Scheme, Option Scheme and Performance Rights Scheme and the resolution to be proposed at the Extraordinary General Meeting are in the best interests of Security Holders and unanimously recommend that Security Holders vote in favour of the resolutions to be proposed at the Scheme Meetings and the Extraordinary General Meeting.
Further Information
Any enquiries in relation to the Proposed Transaction can be directed to the Company’s information line:

Australia (Toll Free):	1800 707 861

Outside Australia:	+ 61 2 8256 3387
Yours faithfully
David McIntyre
Company Secretary
Forward-Looking Statements
This announcement contains forward-looking statements that are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to redomiciliation in the United States of America. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.
Additional Information About the Proposed Transaction and Where to Find It
The Information Memorandum will be filed with the SEC as a proxy statement with respect to the solicitation of proxies for the Scheme Meetings for purposes of Section 14(a) of the Securities Exchange Act of 1934

(Exchange Act) and the rules and regulations promulgated by the SEC thereunder. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Information Memorandum will be mailed to the Company’s shareholders. In addition, shareholders will be able to obtain the Information Memorandum and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, or from HeartWare Limited, Level 57, MLC Centre, 19-29 Martin Place, Sydney NSW, Australia 2000. Our telephone number is +61-2-9238-2064. Our website address is www.heartware.com.
The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favour of the Proposed Transaction. INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, AND THEIR OWNERSHIP OF THE COMPANY’S SECURITIES AND INTERESTS IN THE PROPOSED TRANSACTION, WILL BE SET FORTH IN THE INFORMATION MEMORANDUM.

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